Form 8-K

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Date of Report

March 27, 2015

BAB, Inc.

(Name of small business issuer in its charter)

Delaware	0-31555	36-4389547
(State or other jurisdiction of	Commission	(I.R.S. Employer
Incorporation or organization)	file number	Identification Number)

500 Lake Cook Road, Suite 475, Deerfield, IL 60015

(Address of principal executive offices) (Zip Code)

Issuer's telephone number (847) 948-7520

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

The Company has previously reported that on July 8, 2013, a judgment was entered in the Circuit Court of Cook County in the amount of $84,000 against BAB Operations, Inc. (“Operations”), a wholly owned subsidiary of BAB, Inc., and in favor of a former landlord of Operations, Alecta Real Estate USA, LLC.  Operations, the subsidiary which owned Company stores, had been a tenant operating a Big Apple Bagels store in Glenview, Illinois from 1999 to 2001 when it sold the store and assigned the lease to a franchisee.  The store was sold and the lease was assigned three more times over the next 10 years. In 2011, the final owner of the store closed it and defaulted on the lease.  Operations, which no longer owns any Company stores, was sued for a continuing guaranty in connection with the original assignment of the lease in 2001.

On August 15, 2013, an additional judgment of $70,030 was entered in the Circuit Court of Cook County for this same matter for plaintiff’s attorney’s fees bringing the total judgment to $154,030.  In September 2013 the Company filed an appeal.  A bond was required and posted by BAB, Inc. for an amount equal to 150% of the judgment.

On March 23, 2015 the Appellate Court found in favor of the plaintiff and against Operations, affirming the trial court’s judgment in the amount of $154,030.40.

BAB will reserve the amount of the judgment plus statutory interest and an estimate for additional legal fees as an expense in the first quarter financial statements of 2015 to be filed with the Securities and Exchange Commission on or about April 14, 2015.

Item 8.01.  Other Events.

See Item 2.02 Results of Operations and Financial Condition.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the

Registrant has duly caused this report to be signed on its behalf by the

Undersigned hereunto duly authorized.

BAB, Inc.

(Registrant)

By: /s/ Michael W. Evans
Michael W. Evans, Chief Executive Officer

Date: March 27, 2015